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                                                                     Exhibit 4.3

               STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT


     THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT, dated April 4, 2000, (this "Agreement") is made by Voxware, Inc., a Delaware corporation ("Voxware"), Verbex Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Voxware ("Purchaser"), InRoad, Inc., a Delaware corporation ("Seller") and Stratos Product Development, LLC, a Washington limited liability company ("Stratos"). Capitalized terms not otherwise defined herein shall have meanings ascribed to such terms in the Acquisition Agreement, dated as of April 3, 2000, by and among Voxware, Purchaser and Seller (the "Acquisition Agreement").

                               W-I-T-N-E-S-S-E-T-H

     WHEREAS, in accordance with the Acquisition Agreement, on and as of the date hereof, Purchaser has purchased certain business assets from Seller;

     WHEREAS, in accordance with the Acquisition Agreement, Purchaser has delivered 650,000 shares of Common Stock to Seller (of which 162,500 shares are being held by United States Trust Company of New York, as Escrow Agent pursuant to the Escrow Agreement in order to secure Seller's indemnification obligations under the Acquisition Agreement) (all such shares are collectively referred to herein as the "Payment Shares");

     WHEREAS, in accordance with the Acquisition Agreement, Purchaser has delivered to Seller five-year warrants to purchase 325,000 shares of Common Stock (of which warrants to purchase 81,250 shares are being held by United States Trust Company of New York, as Escrow Agent pursuant to the Escrow Agreement in order to secure Seller's indemnification obligations under the Acquisition Agreement) (all such warrants are collectively referred to herein as the "Seller Warrants");

     WHEREAS, Purchaser has delivered to Stratos five-year warrants to purchase 50,000 shares of Common Stock (such warrants are collectively referred to herein as the "Stratos Warrants," and the Seller Warrants and the Stratos Warrants are collectively referred to herein as the "Warrants"); and

     WHEREAS, Purchaser has agreed to undertake to register under the Securities Act (i) the Payment Shares and (ii) the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

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     1. Definitions. For purposes of this Agreement:

        (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission (the "SEC").

        (b) The term "Registrable Securities" means (i) the Payment Shares and
(ii) the Warrant Shares; provided that, to the extent that Payment Shares or Warrants are forfeited by Seller in accordance with the terms of the Escrow Agreement and the Acquisition Agreement, Voxware shall have no obligation hereunder to register such forfeited Payment Shares or the applicable Warrant Shares, and such forfeited securities shall not be "Registrable Securities" hereunder.

        (c) The term "Registration Date" means January 3, 2001.

        (d) The term "Transfer" means, with respect to any Registrable Securities, directly or indirectly, to sell, assign, transfer, pledge, convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration.

     2. Registration.

        (a) Subject to, and in accordance with, the provisions contained in this Agreement, Voxware shall use its best efforts to effect the registration under the Securities Act of all Payment Shares and the Warrant Shares prior to the Registration Date.

        (b) Voxware shall not be obligated to register any Payment Share or Warrant Share more than once pursuant to this Agreement.

     3. Obligations of Voxware. In connection with the registration of the Registrable Securities pursuant to this Agreement, Voxware shall, as expeditiously as reasonably possible:

        (a) Prepare and file with the SEC a registration statement or statements or similar documents (each, a "Registration Statement") with respect to the Registrable Securities, and use its best efforts to cause each Registration Statement to become effective as soon as reasonably possible after such filing and on or prior to the Registration Date, and to keep the Registration Statement effective pursuant to Rule 415 at all times until the Expiration Date (as defined below), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material

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fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep the Registration Statement effective at all times until the Expiration Date and during such period to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement. The Expiration Date shall be, with respect to each Registration Statement, the first to occur of (i) the later of (A) nine months after the effective date of the Registration Statement or (B) if the Registration Statement covers the resale of Warrant Shares, the date which is nine months after the Warrant Shares become issuable upon the exercise of Warrants and (ii) the date on which all of the Registrable Securities covered by the Registration Statement have been sold or transferred by the selling stockholders named therein.

        (c) Furnish promptly to Seller such numbers of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Seller may reasonably request in order to facilitate the disposition of the Registrable Securities.

        (d) Use its reasonable efforts to register and qualify the Registrable Securities under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by Seller and prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times until the Expiration Date, and to take all other actions necessary or advisable to enable the disposition of such securities in such jurisdictions, provided that Voxware shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or to subject itself to general taxation in any such states or jurisdictions or to provide any undertaking or make any change in its charter or by-laws which the Board of Directors of Voxware determines to be contrary to the best interest of Voxware and its shareholders.

        (e) In the event Voxware selects underwriters for the offering and Seller consents in its sole discretion to the use of underwriters for the offering (in which case Stratos shall be deemed to have consented to the use of underwriters for the offering), enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering. If the offering is to involve an underwriting and if the managing underwriter advises Seller and Stratos that marketing factors require a limitation on the number of Registrable Securities to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the offering. The number of securities that are entitled to be included in the offering shall be allocated first to Seller and Stratos (pro rata based on the number of Warrants held by them) and thereafter to other persons exercising "piggy-back" registration rights, and

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directors, officers and other participating management personnel of Voxware. In the event that any Payment Shares or Warrant Shares are excluded from the offering pursuant to this Section 3(e), Voxware's obligations pursuant to
Section 2(a) shall not be deemed to have been met with respect to such Payment Shares and Warrant Shares so excluded.

        (f) Notify Seller and Stratos, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Voxware shall use its best efforts to promptly amend or supplement the Registration Statement to correct any such untrue statement or omission.

        (g) Notify Seller and Stratos (or in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose. Voxware will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

        (h) Permit a single firm of counsel, designated as selling shareholders' counsel by Seller, to review each Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing, and shall not file any document in a form to which such counsel reasonably objects.

        (i) Make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of Voxware's fiscal quarter next following the effective date of each Registration Statement.

        (j) At the request of Seller, furnish to the underwriters on the date that Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement (i) an opinion, dated such date, of the counsel representing Voxware for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter, dated such date, from the independent certified public accountants of Voxware, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

        (k) Make available for inspection by Seller, any underwriters participating in the offering pursuant to a Registration Statement and the counsel, accountants or other agents retained by Seller or any such underwriter (collectively the "Inspectors"), all pertinent financial and other records, corporate documents and properties of Voxware (collectively, the "Records"), and

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cause Voxware's officers, directors and employees to supply all information reasonably requested by Seller or any such underwriters in connection with the Registration Statement. Records and other information which Voxware determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors (or used for any purpose unrelated to the offering) unless (i) the disclosure of such Records is necessary in the written opinion of counsel to Seller delivered to Voxware (such counsel being reasonably satisfactory to Voxware) to comply with the Federal securities laws, (ii) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iv) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Voxware shall not be required to disclose any confidential information or other Records to any Inspectors until and unless the Inspectors shall have entered into reasonable confidentiality agreements (in the form and substance reasonably satisfactory to Voxware) with Voxware with respect thereto; provided, however, that if the opinion identified in the preceding sentence is delivered to Voxware, then Seller shall be permitted to disclose in the Registration Statement the Records covered by such opinion. Seller agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or through other means, give prompt notice to Voxware and allow Voxware, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

        (l) If the Common Stock is then listed on a national securities exchange, use its best efforts to cause the Registrable Securities to be listed on such exchange if the listing of such Registrable Securities is then permitted under the rules of such exchange, or if the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the quotation of the Common Stock on NASDAQ.

        (m) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

        (n) Take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as Seller or any underwriters may reasonably request.

        (o) Take all other actions reasonably necessary to expedite and facilitate disposition by Seller and Stratos of the Registrable Securities pursuant to the Registration Statement.

        (p) Notwithstanding anything contained in this Section 3 to the contrary, Voxware shall have no obligation pursuant to Sections 2 or 3 to continue to maintain the accuracy and effectiveness of a registration of Registrable Securities held by Seller after the date on which both (i) Seller would be entitled to sell under Rule 144 within a single three-month period (or such other unitary period prescribed under Rule 144 as may be provided by amendment thereof) all of the

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Registrable Securities then held by Seller, and (ii) the number of Registrable
Securities held by Seller is within the volume limitations under paragraph (e) of Rule 144 (calculated as if Seller were an affiliate within the meaning of Rule 144).

     4. Obligations of Seller and Stratos. In connection with each registration of the Registrable Securities, Seller and Stratos shall have the following obligations:

        (a) It shall be a condition precedent to the obligations of Voxware to take any action pursuant to this Agreement with respect to Seller and Stratos that each of Seller and Stratos shall furnish to Voxware such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as Voxware may reasonably request.

        (b) Each of Seller and Stratos, by its acceptance of the Registrable Securities, agrees to cooperate with Voxware in connection with the preparation and filing of any Registration Statement hereunder.

        (c) In the event underwriters are selected by Voxware for any offering consented to by Seller in accordance with Section 3(e), each of Seller and Stratos agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations and market stand-off obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

        (d) Each of Seller and Stratos agrees that, upon receipt of any notice from Voxware of the happening of any event of the kind described in Section 3(f), Seller and Stratos will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until their receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) and, if so desired by Voxware, they shall deliver to Voxware (at the expense of Voxware) or destroy (and deliver to Voxware a certificate of such destruction) all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        (e) Neither Seller nor Stratos may participate in any underwritten registration hereunder unless Seller and Stratos (i) agree to sell their Registrable Securities on the basis provided in any underwriting arrangements approved by Seller entitled hereunder to approve such arrangements, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agree to pay their pro rata portion of all underwriting discounts and commissions.

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     5. Expenses of Registration. All expenses, other than underwriting discounts and commissions which are incurred in connection with registration, filings, or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of legal counsel (including fees and expenses of a single counsel for all sellers of Registrable Securities in such registration), shall be borne by Voxware.

     6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

        (a) To the extent permitted by law, Voxware will indemnify and hold harmless Seller and Stratos, their directors, their officers who sign the Registration Statement, each person, if any, who controls Seller or Stratos, any underwriter (as defined in the Securities Act) for Seller or Stratos and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them may become subject under the Securities Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) any violation or alleged violation by Voxware of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, Voxware will reimburse Seller, Stratos and each such underwriter or controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this subsection 6(a) (I) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of Voxware, which consent shall not be unreasonably withheld, (II) shall not apply to any such case for any such loss, claim, damage, liability or action arising out of or based upon a Violation which occurs in reasonable reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Seller, Stratos or any such underwriter or controlling person, as the case may be, and (III) with respect to any preliminary prospectus, shall not inure to the benefit of any person from whom the person asserting any such claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained the preliminary prospectus was corrected in the prospectus, as then

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amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Seller, Stratos or any such underwriter or controlling person and shall survive the transfer of the Registrable Securities by Seller or Stratos pursuant to Section 8.

        (b) To the extent permitted by law, Seller and Stratos will indemnify and hold harmless, to the same extent and in the same manner set forth in
Section 6(a), Voxware, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Voxware within the meaning of the Securities Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of them may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Seller or Stratos expressly for use in connection with such registration; and Seller and Stratos will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Seller and Stratos shall be liable under this paragraph for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds to Seller or Stratos as a result of the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of the Registrable Securities by Seller or Stratos pursuant to Section 8. Voxware shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information about such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

        (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the indemnifying parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. Voxware shall pay for only one legal counsel for Seller and Stratos; such legal counsel shall be selected by Seller. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 only to the extent prejudicial to its ability to defend such action, but the omission so to

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deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 6. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred and is due and payable.

        (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 6 to the extent permitted by law; provided that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     7. Reports Under Securities Exchange Act of 1934. With a view to making available to Seller and Stratos the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Seller and Stratos to sell securities of Voxware to the public without registration, Voxware agrees to:

        (a) make and at all times keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

        (b) file with the SEC in a timely manner all reports and other documents required of Voxware under the Securities Act and the 1934 Act; and

        (c) furnish to Seller and Stratos, so long as Seller owns any Registrable Securities, forthwith upon request (i) a written statement by Voxware that it has complied with the reporting requirements of Rule 144 under the Securities Act, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of Voxware and such other reports and documents so filed by Voxware and (iii) such other information as may be reasonably requested in availing Seller and Stratos of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     8. Assignment of Registration Rights. The rights to have Voxware register securities granted to Seller and Stratos by Voxware hereunder may be transferred or assigned in connection with a transfer of the Registrable Securities which is not in violation of this Agreement (other than to a transferee pursuant to Rule 144 or pursuant to a Registration Statement); provided that, Voxware is given written notice at the time of said transfer or assignment stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or

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assignee of such rights assumes the obligations of Seller or Stratos under this
Agreement with respect to the transferred Registrable Securities, and; provided further, that said transferee or assignee is not a competitor or an affiliate of a competitor of Voxware.

     9. Transfer Restrictions.

        (a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Agreement. Prior to any proposed Transfer of any Registrable Securities (other than (i) a Transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Registrable Securities by Seller to any of its stockholders in dissolution, (iii) in transactions involving the transfer without consideration of Registrable Securities by any Person during his or her lifetime by way of gift or on death by will or intestacy, (iv) in transactions involving the transfer or distribution of Registrable Securities by a corporation to any subsidiary, parent or affiliate of such corporation, (v) in transactions in compliance with Rule 144, (vi) Transfers under and pursuant to any Registration Statement or
(vii) in transactions involving the Transfer of Registrable Securities by a partnership or limited liability company to its partners or members; provided, that, in the case of (i), (ii), (iii), (iv), (vi) and (vii), the transferee agrees to be bound by the terms of this Agreement as if it were Seller hereunder), unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the holder thereof shall give written notice to Voxware of such holder's intention to effect such Transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed Transfer, sale, assignment or pledge in suffi cient detail, and if requested by Voxware shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to Voxware, addressed to Voxware and reasonably satisfactory in form and substance to Voxware's counsel, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act and applicable state securities laws, or
(ii) a "no-action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the holder to Voxware. Each certificate evidencing the Registrable Securities transferred as above provided

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shall bear the appropriate restrictive legend set forth below, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Voxware such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

        (b) Notwithstanding anything herein to the contrary, Seller agrees that it shall not Transfer Payment Shares, Warrants or Warrant Shares and Stratos agrees that it shall not Transfer any Warrants or Warrant Shares until the Registration Date except in Transfers described in clauses (i), (ii), (iii),
(iv), (vi) and (vii) of Section 9(a) above.

        (c) Each certificate representing the Warrants, the Payment Shares or the Warrant Shares or any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     Upon request of a holder of such a certificate, Voxware shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (x) with such request, Voxware shall have received either an opinion of counsel reasonably satisfactory to Voxware to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, or (y) in accordance with paragraph (k) of Rule 144, such holder is not and has not during the last three months been an affiliate of Voxware and such holder has held the securities represented by such certificate for a period of at least two years.

     10. Miscellaneous.

        (a) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed (i) if to Voxware, at Voxware, Inc., 305 College Road East, Princeton, New Jersey 08540,
Attention: Nicholas Narlis, (ii) if to Seller, at InRoad, Inc., 2025 First Avenue, Market Place Tower, #1250, Seattle, Washington 98121, Attention: Al Stephan, and (iii) if to Stratos, at Stratos Product Development, LLC, 2025 First Avenue, Market Place Tower PHB, Seattle, Washington 98121, Attention: Al Stephan, or at such other address as each such party furnishes by notice given in accordance with this Section 10(a).

        (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

        (c) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

        (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof other than the Acquisition Agreement and the Escrow Agreement. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of: (i) as to Voxware, Voxware, (ii) as to the holders of Registrable Securities, holders of Registrable Securities holding a majority of the then outstanding (or issuable upon exercise of Warrants) Registrable Securities; provided that each holder of Registrable Securities may waive his, her or its rights hereunder without obtaining the consent of any other holder. Any amendment or waiver effected in accordance with this 10(d) shall be binding upon all holders of Registrable Securities, Voxware, and their respective successors and assigns.

        (e) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If Voxware receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, Voxware shall be entitled to act upon the basis of instructions, notice or election received from registered owner of such Registrable Securities.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction and Registration Rights Agreement on the day, month and year first written above.


                                      VOXWARE, INC.


                                      By: /s/ Bathsheba J. Malsheen
                                          ----------------------------
                                      Title: President and CEO
                                             -------------------------


                                      INROAD, INC.


                                      By: /s/ Allan H. Stephan
                                          ----------------------------
                                      Title: President
                                             -------------------------


                                      STRATOS PRODUCT
                                        DEVELOPMENT, LLC


                                      By: /s/ Allan H. Stephan
                                          ----------------------------
                                      Title: CEO
                                            --------------------------

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